EXHIBIT
                                                       10(iii)(f)
                                                       Page 1 of 13



                                      AGREEMENT


                    AGREEMENT made as of July 19, 1983, between
          INGERSOLL-RAND COMPANY, a New Jersey corporation (the "Company"),
          and                      (the "Employee").  Unless otherwise
          indicated, terms used herein and defined in Schedule A hereto shall have the meanings assigned to them in said Schedule.

                    The Company and the Employee agree as follows:

                    1.   OPERATION OF AGREEMENT.


                    This Agreement shall be effective immediately upon its execution and shall continue thereafter from year to year unless terminated as of any anniversary of the date hereof by either party upon written notice to the other party given at least 60 days, but not more than 90 days, prior to such anniversary date. None of the provisions of this Agreement shall become operative unless and until a Change of Control Event has occurred and, following such a Change of Control Event, this Agreement shall terminate only upon the expiration of the Employment Term (as defined below) or as otherwise expressly provided herein, notwithstanding the first sentence of this paragraph 1.

                    2.   EMPLOYMENT TERM.

                    The term of employment of the Employee pursuant to this Agreement (the "Employment Term") shall begin on the date of any Change of Control Event (the "Effective Date") and shall end on the earlier of the fifth anniversary of the Effective Date or the death or Permanent Disability of the Employee.

                    3.   EMPLOYEE'S POSITION AND RESPONSIBILITIES.

                    The Employee will continue to serve the Company during the Employment Term in the same capacity as he serves the Company immediately prior thereto, or in such other comparable executive, administrative or management capacities, requiring substantially equivalent expertise and responsibility, as the Board of Directors or chief executive officer of the Company shall determine and deem suitable and in the best interests of the Company.



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                    During the Employment Term the Employee shall devote
          his entire business time and attention exclusively to the business and affairs of the Company and shall use his best efforts to promote the interests of the Company. The participation of the Employee in outside directorships and civic activities not otherwise inconsistent with Company policy shall not be deemed a violation of this paragraph 3.

                    4.   COMPENSATION AND OTHER BENEFITS.

                    The Company and the Employee agree that, upon the occurrence of any Change of Control Event, the Employee shall receive a basic annual salary, bonus and fringe benefits as follows:

                    (a) Basic Annual Salary and Bonus. The Employee's basic annual salary shall be at a rate not less than the annual salary being paid to the Employee immediately prior to The Effective Date, with such increases (but not decreases) as may be contemplated by any salary adjustment programs of the Company in effect immediately prior to the Effective Date and applicable to the Employee and such further increases as shall be determined from time to time by the Board of Directors. In addition, the Employee shall be entitled to receive bonus and other similar management incentive compensation payments on terms and at levels no less favorable than the terms and levels of any bonus or similar management incentive compensation plan or program applicable to the Employee immediately prior to the Effective Date, or, if no such plan or program exists at that time, then in an annual amount not less than the average of the bonus and other similar management incentive compensation payments received by (or owing to) the Employee for the five full fiscal years immediately preceding the Effective Date.

                    (b) Fringe Benefits; Business Expenses. The Employee shall be entitled to participate in any benefit plans and programs, including but not limited to pension (and supplemental pension), profit-sharing, stock option, and insurance plans (including life insurance, medical and disability income insurance and accident and personal liability insurance) which were applicable to him immediately prior to the Effective Date, on terms no less favorable than those in effect immediately prior to the


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                                                       10(iii)(f)
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               Effective Date, and at no less than the same benefit levels then in effect (or shall be entitled to their equivalent), and to receive all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any executive, management or administrative group for which the employment position then held by the Employee entitles the Employee to participate. The Company shall provide for the payment of or reimburse the Employee for all travel and other out-of-pocket expenses reasonably incurred by him in the performance of his duties hereunder.

                    (c) Letter of Credit. If so requested by the Employee at any time following the Effective Date and a Significant Transfer, the Company shall obtain promptly, and in any event within 60 days following such request, an irrevocable standby letter of credit (the "Letter of Credit") in favor of the Employee from a commercial bank or trust company in the United States with capital, surplus and undivided profits of at least $50,000,000. Such Letter of Credit shall be in the amount equivalent to the undiscounted amount of all benefits that may become payable to the Employee pursuant to paragraph 5(f), determined on the basis of the Employee's actuarial life expectancy as of the date of the Employee's request, and shall provide that amounts shall be paid to the Employee by such bank or trust company upon certification by the Employee that such amounts are due and payable hereunder and have not been paid by the Company.
               The Company agrees that it will cause the Letter of Credit to be maintained in full force and effect at all times until the earlier of (i) the fifteenth anniversary of the Effective Date, and (ii) the date on which all payments by the Company that may be required pursuant to paragraph 5(f) have been made. The Employee acknowledges that nothing herein is intended to preclude the Company from contesting the right of the Employee to retain payments received pursuant to the Letter of Credit. In the event of a final, nonappealable determination by a court having jurisdiction that the Employee is not entitled to retain any payment received pursuant to the Letter of Credit, the Employee shall promptly reimburse the Company in an amount equal to such payment and, in the event the Employee fails to so reimburse the Company, an amount equal to such payment may be credited by the Company against payments thereafter made by the Company to the Employee pursuant to paragraph 5(f).



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                                                       10(iii)(f)
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                    (d)  Management Incentive Award Plan.  The Company and
               the Employee further agree that immediately upon the occurrence of any Change of Control Event, all amounts theretofore credited to the Employee under the Company's Management Incentive Award Plan, as amended (the "Incentive Plan"), shall become fully vested and all such amounts thereafter credited shall become fully vested immediately upon such crediting.

                    5.   PAYMENTS AND BENEFITS UPON TERMINATION.

                    Upon any Termination of the Employment Term (other than by the Company for Cause or as a result of the death or Permanent Disability of the Employee), the Employee's Common Stock Equivalents under the Incentive Plan shall, for purposes of payments pursuant thereto, be valued at the highest of (i) the closing sale price of the Common Stock on the New York Stock Exchange on the Effective Date, (ii) the closing sale price of the Common Stock on the New York Stock Exchange on the date of Termination and (iii) the highest closing sale price of the Common Stock on the New York Stock Exchange during the 30 trading days immediately preceding the acquisition of more than 50% of the outstanding Common Stock by any person or group (including affiliates of such person or group). If, as of any valuation date, the Common Stock is not traded on the New York Stock Exchange, valuations shall be based on the closing sale price of the Common Stock on the principal national securities exchange on which the Common Stock is traded or, if the Common Stock is not traded on any national securities exchange, the closing bid price of the Common Stock in the over-the-counter market.

                    The Employee shall be entitled to the following payments and benefits upon Termination:

                    (a) Salary and Bonus. The Company shall remain liable for, and shall continue to pay (on the respective payment dates that the following otherwise would have been payable except for Termination), for a period of three years following Termination (or, if Termination occurs more than 24 months after the Effective Date, three years less the amount of time that elapsed between the expiration of such 24 month period and the date of Termination): (i) the base annual salary in effect on the date of Termination and an annual amount equal to the average of the bonuses and similar management incentive compensation payments received by (or owing to) the Employee for the five full fiscal

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                                                       10(iii)(f)
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               years immediately preceding the Effective Date; minus (ii)
               any amount received pursuant to paragraph 5(f) or the Pension Plans (as defined in paragraph 5(f)) in respect of the period for which a payment is being made pursuant to clause (i).

                    (b) Lump Sum Payment Option. In lieu of the payments pursuant to paragraph 5(a), the Employee may elect by written notice to the Company (given at any time prior to notice of termination of the Employment Term by the Company or the occurrence of any event entitling the Employee to terminate the Employment Term for Good Reason) to receive a lump sum settlement amount, such amount to be paid by the Company on the thirtieth day following Termination, equal to the excess of (i) the discounted value of the base annual salary and bonus or similar management incentive compensation payments the Employee would have received under the provisions of paragraph 5(a) over (ii) the discounted value of any amounts which the Employee is entitled to receive pursuant to paragraph 5(f) or the Pension Plans in respect of the periods for which payment is made under paragraph 5(b)(i), determined by discounting such net payments at a rate equal to the lesser of the rate (on the date of Termination) at which the Federal Reserve Bank of New York extends short-term adjustment credits to depository institutions in accordance with Section 201.3 of Regulation A under the Federal Reserve Act (or any successor provision) or 10% per annum.

                    (c) Employee Benefit Plans. The Company shall continue, for a period equal to the greater of one year following the date of Termination or the period specified in the applicable employee benefit plan, to cover the Employee under those employee benefit plans (including, but not limited to, pension, life, health and disability coverage, but not including any severance pay plan or program other than that provided pursuant to this Agreement) which were applicable to him on the date of Termination at the same benefit levels then in effect (or shall provide their equivalent).







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                                                       10(iii)(f)
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                    (d)  Employee Stock Options and SARs.  The Company
               shall pay to the Employee, in cash on the thirtieth day following the date of Termination, an amount equal to the aggregate market value (measured as of the close of trading on the date of Termination) of 100% of the Employee's then outstanding and unpaid stock awards under the Company's Incentive Stock Plan of 1980 and any substantially similar plans of the Company hereafter adopted (at which time such stock awards shall be cancelled and of no further force or effect). In addition, all options to purchase shares of Common Stock of the Company ("Common Stock") and all stock appreciation rights held by the Employee immediately prior to Termination shall become exercisable at any time on and after the date of Termination, whether or not otherwise exercisable in accordance with the terms of the employee benefit plans pursuant to which such options and stock appreciation rights were granted.

                    (e) Savings and Stock Investment Plan. The Company shall pay to the Employee, in cash as soon as practicable following the determination thereof, an amount equal to the value (measured as of the date of Termination) of all contributions to the Company's Savings and Stock Investment Plan (and earnings and appreciation attributable thereto) that theretofore were made by the Company on behalf of the Employee and are forfeited as a result of the Termination.

                    (f) Retirement Benefits. Commencing on the last day of the calendar month in which the Employee attains age 55, the Employee shall be entitled to receive, without reduction for early payment, an amount per month equal to the excess of (i) such pension benefits as he would have received commencing on the last day of the calendar month in which the Employee attained age 65 under the Pension Plan for Employees of Ingersoll-Rand Company and the supplemental pension arrangements approved by the Board of Directors of the Company at a meeting held on November 5, 1975 (collectively, the "Pension Plans"), as in effect immediately prior to the Effective Date, after crediting the Employee with five additional Years of Credited Service (within the meaning of the Pension Plans) or, if less, the number of full years remaining prior to the Employee's 65th birthday, over (ii) the benefits to which the Employee is entitled for such month pursuant to the Pension Plans.



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                                                       10(iii)(f)
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                    (g)  Waiver.  At any time, the Employee may, by a
               written notice to the Company, waive either or both of (i) the right to require the Company to obtain the Letter of Credit pursuant to paragraph 4(c) and (ii) the right to elect a lump sum settlement pursuant to paragraph 5(b). Any such waiver shall be irrevocable and shall relieve the Company of any obligation to obtain such Letter of Credit or to make such lump sum settlement, as the case may be.

                    (h) Mitigation. Subject to paragraph 4(c), all payments or benefits required by the terms of this paragraph 5 shall be made or provided without offset, deduction, or mitigation on account of income the Employee may receive from other employment or otherwise.

                    (i) Death of the Employee. In the event of the Employee's death subsequent to Termination, all payments called for hereunder shall be paid to the Employee's designated beneficiary or beneficiaries, or to his estate if he has not designated a beneficiary or beneficiaries.

                    6.   ACCELERATION.

                    All payments due or required to be made to the Employee under this Agreement shall become immediately due and payable without any offset, deduction or mitigation on account of any income the Employee may receive from other employment or otherwise (but subject to paragraph 4(c)), and without further notice or demand, upon the occurrence of any of the following events of default: (i) the failure of the Company to make any such payment when due or as accelerated, which failure continues for five days after the due date thereof; or (ii) (A) the filing of a petition by or against the Company for adjudication as a bankrupt under the Bankruptcy Reform Act, as now or hereafter amended or supplemented, or for reorganization within the meaning of Chapter 11 of Title 11 of the United States Code, or the filing of any petition for similar relief, (B) the commencement of any action or proceeding for the appointment of a receiver or a trustee of all or substantially all the property of the Company, (C) the taking of possession of any property of the Company by any governmental or judicial officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization, or liquidation of the Company,
          (D) the dissolution or the commencement of any action or proceeding, whether voluntary or involuntary, for the dissolution


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                                                       10(iii)(f)
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          or liquidation of the Company, or (E) the making by the Company of any assignment for the benefit of creditors; provided that the Company shall have ninety days within which to effect the dismissal of any involuntary proceeding of a type referred to above that is commenced against it. In the event of any acceleration in accordance with this paragraph 6, the Employee shall thereupon be released, relieved and discharged of any and all future obligations under this Agreement other than those provided in paragraph 8 herein. If any provision of this Agreement causes any payment or benefit to become subject to Federal income tax prior to the date on which such payment or benefit is payable to the Employee, then any such payment or benefit becoming so taxable shall be paid to the Employee promptly following receipt of a notice of proposed deficiency from the Internal Revenue Service that tax is due on such unpaid payment or benefit.

                    7.   VESTED BENEFITS.

                    Except to the extent expressly provided herein, no provision of this Agreement shall affect or limit any interests or rights vested in the Employee under any other agreement or arrangement with the Employee or under any pension, profit-sharing, insurance or other benefit plans of the Company which may be in effect and in which the Employee may be participating at any time.

                    8.   CONFIDENTIALITY.

                    The Employee agrees to hold in confidence any and all confidential information known to him concerning the Company and its businesses so long as such information is not otherwise publicly disclosed.

                    9.   NON-COMPETITION.

                    During the Employment Term, the Employee will not, without the prior written consent of the Company, accept employment as an officer, employee, agent or consultant of a business that is directly competitive within any metropolitan area to the business of the Company. Nothing contained herein, however, shall prohibit the Employee from investing in any securities of the Company without limitation as to value or amount, or of any other entity in amounts not exceeding five percent of any single class of such securities outstanding.


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                                                       10(iii)(f)
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                    10.  MISCELLANEOUS.

                    (a) Legal Expenses. The Company shall pay all costs and expenses, including attorneys' fees, of the Company and, at least quarterly, the Employee, in connection with any legal proceedings, whether or not instituted by the Company, relating to the interpretation or enforcement of this Agreement. In the event that the provisions of this paragraph shall be determined to be invalid or unenforceable in any respect, such declaration shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect.

                    (b) Notices. Any notice or other communication provided for in this Agreement or contemplated hereby shall be sufficiently given if given in writing and delivered by certified mail, return receipt requested, and addressed, in the case of the Company, to the Company at:

                         200 Chestnut Ridge Road
                         Woodcliff Lake, New Jersey 07675
                         Attention:  Chairman of the Board of Directors

               and, in the case of the Employee, to the Employee at:



               Either party may designate a different address by giving notice of change of address in the manner provided above.

                    (c) Waiver. No waiver or modification in whole or in part of this Agreement, or any term or condition hereof, shall be effective against any party unless in writing and duly signed by the party sought to be bound. Any waiver of any breach of any provision hereof or any right or power by any party on one occasion shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.









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                                                       10(iii)(f)
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                    (d)  Binding Effect; Successors.  This Agreement shall
               be binding upon and shall inure to the benefit of the Company and the Employee and their respective heirs, legal representatives, successors and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The provisions of this paragraph shall continue to apply to each subsequent employer of the Employee hereunder in the event of any subsequent merger, consolidation or transfer of assets of such subsequent employer.

                    (e) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed therein.

                    IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the day and year first above written.


                                        INGERSOLL-RAND COMPANY


                                        By /S/ Thomas A. Holmes
                                           Thomas A. Holmes
                                           Chairman of the Board










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                                                       10(iii)(f)
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                                      Schedule A


                                 CERTAIN DEFINITIONS



                    As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                    "Change of Control Event" means any one of the following: (a) a change is proposed by the stockholders of the Company as to the number of members, or incumbent membership, of the Company's Board of Directors such that the incumbent members of said Board of Directors immediately prior to such change would no longer constitute at least two-thirds of the Board of Directors after such change and such proposal is enacted; or the Board of Directors as constituted immediately prior to any action by the Company's stockholders with respect to such proposal determines that such proposal, if enacted, would constitute a change in control of the Company and such proposal is enacted;
          (b) any determination is made by the Board of Directors of the Company that there has been a change in the control of the Company because a person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the Exchange
          Act)), together with its affiliates (as such term is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), has become, at any date hereafter, the beneficial owner (as such term is defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of 5% or more of the voting power of the Company's then outstanding securities; (c) any person (other than any employee stock ownership trust or similar entity created by the Company for the benefit of its employees), together with its affiliates, has become, at any date hereafter, the beneficial owner, directly or indirectly, of 20% or more of the voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors; or (d) the approval by the stockholders of the Company of the merger or consolidation of the Company with any other corporation, unless the incumbent members of the Board of Directors of the Company as constituted immediately prior to such merger or consolidation shall




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                                                       10(iii)(f)
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          constitute at least a majority of the directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such corporation. Any determination of the occurrence of any Change of Control Event made in good faith by the Board of Directors of the Company, on the basis of information available at the time to it, shall be conclusive and binding on the Employee for all purposes of this Agreement.

                    "Cause" means willful misconduct on the part of the Employee that is materially detrimental to the Company as determined in good faith by the Company's Board of Directors.

                    "Good Reason" means (a) any assignment to the Employee of any duties other than those contemplated by, or any limitation of the responsibilities of the Employee in any respect not contemplated by, paragraph 3 and the continuance thereof for a period of thirty days after written notice from the Employee, (b) any failure to pay, or any reduction of, the Employee's compensation or other benefits provided for in paragraph 4(a) or 4(b), (c) the relocation of the principal place of the Employee's employment to a location that is more than 35 miles further from the Employee's residence than such principal place of employment immediately prior to the Effective Date, or the imposition of travel requirements on the Employee not substantially consistent with such travel requirements existing immediately prior to the Effective Date, (d) the failure of the Company to obtain the assumption of, and the agreement to perform, this Agreement by any successor as contemplated in paragraph 11(d), (e) the failure of the Company to perform any of its obligations under paragraph 4(c), or (f) the failure of the Company to perform any of its other obligations under this Agreement and the continuation of such failure for a period of thirty days after written notice from the Employee.

                    "Permanent Disability", as applied to the Employee, means that (a) he has been totally incapacitated by bodily injury or disease so as to be prevented thereby from engaging in any occupation or employment for remuneration or profit, (b) such total incapacity shall have continued for a period of six consecutive months and (c) such total incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Employee's life.



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                                                       10(iii)(f)
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                    "Significant Transfer" means the sale, lease, transfer
          or other disposition during any two consecutive fiscal years by the Company (including subsidiaries thereof), in one or more transactions (excluding transactions in the ordinary course of business), of assets having an aggregate net book value in excess of 15% of the Company's shareowners' equity as of the commencement of such two-year period.

                    "Termination" means the termination of the Employment Term following the occurrence of any Change of Control Event, upon ten days' prior written notice, by the Employee for Good Reason or by the Company without Cause; provided, that such term shall not include any termination of the Employment Term as a result of the death or Permanent Disability of the Employee.

































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